PROMISSORY NOTE

                               MARTIN E. LISIEWSKI


$500,000.00                                                 September 2, 1997

FOR VALUE RECEIVED, the undersigned, Martin E. Lisiewski ("Maker") hereby promises to pay to Mrs. Fields' Holding Company, Inc., a Delaware corporation ("Holder"), the principal sum of Five Hundred Thousand Dollars ($500,000.00), together with simple interest thereon at the rate of ten percent (10%) per annum (computed on the basis of a 365-day year), on the unpaid principal balance thereof, on or before the Due Date (as defined below). Payments of principal of, and interest on, this Note are to be made in lawful money of the United States of America in the State of Utah at the principal office of the Holder.

Payments of principal and interest shall be made on a monthly basis commencing on January 2, 1998. Unless otherwise elected by Maker, payments shall be made only from dividends and bonuses paid to Maker from Pretzel Time, Inc., a Pennsylvania corporation, which, Maker hereby expressly agrees, Holder may offset against such dividends and bonuses without first delivering such amounts to Maker. Unpaid amounts due herein will accrue hereunder until the next scheduled payment of bonus and/or dividend. At that time, any accrued amounts may be offset against such dividend or bonus payment. Each monthly payment shall equal the net amount of each dividend or bonus remaining after applicable withholding taxes or income taxes, as the case may be, provided that annual payments of principal and interest on this Note shall not exceed the sum of One Hundred Thousand ($100,000) Dollars and shall be applied first to interest, second to other charges due hereunder, and third to principal.

This Note shall be due and payable upon the earlier of (the "Due Date"):

         1.       September 1, 2002; or

         2.       Ninety  (90)  days  after  the  termination  of  that  certain
                  Shareholders Agreement of even date entered by and among Maker, Holder and Pretzel Time, Inc., a Delaware corporation ("PTI"); or

         3. Ninety (90) days after the termination of that certain Employment Agreement of even date by and between Maker and PTI; or

         4.       an Event of Default described below.

For purposes hereof, an Event of Default shall be:

               a. Nonperformance. Failure to pay any amounts due hereunder, subject to a ten (10) day period to cure from the due date, or the failure to cure any other default hereunder within thirty (30) days of the receipt of written notice from Holder of such a default;

                  b.  Extraordinary  Events. If (i) Maker shall file a voluntary petition in bankruptcy or a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of the bankruptcy laws or Maker shall make an assignment for the benefit of creditors; or (ii) an involuntary petition in bankruptcy against Maker or a petition or answer made by a person other than Maker seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief against Maker of the same or different kind under any provision of the bankruptcy laws is filed or if a receiver is appointed having jurisdiction of the business property or assets of Maker, and, in any of such events, if such petition shall not be dismissed or the receivership vacated within ninety (90) days from the date filed or commenced.

This Note shall be in default and all amounts owing under this Note shall be immediately due and payable upon the occurrence of an Event of Default.

Holder shall be entitled to recover its reasonable costs of collection (including reasonable attorneys' fees) from Maker if an Event of Default shall occur and be continuing hereunder.

The Maker hereby waives demand, presentment and protest, and notice of demand, presentment, protest and nonpayment.

The Maker may prepay without penalty all or any portion of the principal outstanding under this Note.

This Note is governed by the laws of the State of Utah without giving effect to the conflicts of laws provisions thereof. This Note inures to the benefit of the successors and assigns of Maker and Holder.

IN WITNESS WHEREOF, the Maker has executed this note as of the date set forth above.



/s/Martin E. Lisiewski
Martin E. Lisiewski